Exhibit 99.1

BRINKER INTERNATIONAL REPORTS FIRST QUARTER RESULTS
DALLAS (Oct. 25, 2016) – Brinker International, Inc. (NYSE: EAT) today announced results for the fiscal first quarter ended Sept. 28, 2016.
Highlights include the following:

•	On a GAAP basis, earnings per diluted share decreased 22.2 percent to $0.42 compared to $0.54 for the first quarter of fiscal 2016

•	Earnings per diluted share, excluding special items, decreased 12.5 percent to $0.49 compared to $0.56 for the first quarter of fiscal 2016 (see non-GAAP reconciliation below)

•
Brinker's total revenues decreased 0.5 percent to $758.5 million compared to the first quarter of fiscal 2016 and company sales decreased 0.4 percent to $737.4 million compared to the first quarter of fiscal 2016

•	Chili’s company-owned comparable restaurant sales decreased 1.4 percent

•	Maggiano’s comparable restaurant sales decreased 0.6 percent

•
Chili's franchise comparable restaurant sales decreased 0.6 percent, which includes a 1.6 percent decrease for U.S. franchise restaurants, partially offset by an increase of 0.9 percent for international franchise restaurants

•	Operating income, as a percent of total revenues, declined approximately 190 basis points to 5.5 percent compared to 7.4 percent for the first quarter of fiscal 2016

•
Restaurant operating margin, as a percent of company sales, declined approximately 130 basis points to 13.3 percent compared to 14.6 percent for the first quarter of fiscal 2016 (see non-GAAP reconciliation below)

•
For the first three months of fiscal 2017, cash flows provided by operating activities were $66.2 million and capital expenditures totaled $27.1 million. Free cash flow was approximately $39.1 million (see non-GAAP reconciliation below)

•
The company closed the private offering of $350 million of its 5.0% senior notes due 2024, entered into a $300 million accelerated share repurchase agreement ("ASR") and amended the revolving credit agreement to increase the borrowing amount available from $750 million to $1 billion

•
The company spent $350 million to repurchase shares including the $300 million for the ASR. The company received an initial delivery of approximately 4.6 million shares of common stock pursuant to the ASR agreement and repurchased approximately 1.0 million additional shares of common stock in the open market for a total of 5.6 million shares

“We remain optimistic about our growth plans despite a choppy first quarter and are seeing traction with stronger comparable restaurant sales for Chili's in October,” said Wyman Roberts, chief executive officer and president. “In the first quarter, the casual dining category was more challenging than we anticipated, but we are gaining share and are rolling out multiple growth platforms - craft beer taps, happy hour, To Go, Plenti points for My Chili's Rewards loyalty program - that we expect will build through the second half and beyond.”

Table 1: Q1 comparable restaurant sales1
Company-owned, reported brands and franchise; percentage

	Q1 17	Q1 16
Brinker International	(1.3)	(1.6)
Chili’s Company-Owned
Comparable Restaurant Sales	(1.4)	(1.6)
Pricing Impact[2]	1.2	1.4
Mix-Shift[2,3]	1.5	(1.6)
Traffic[2]	(4.1)	(1.4)
Maggiano’s
Comparable Restaurant Sales	(0.6)	(1.7)
Pricing Impact[2]	2.3	2.8
Mix-Shift[2,3]	(1.3)	(0.9)
Traffic[2]	(1.6)	(3.6)

Chili's Franchise[4]	(0.6)	2.2
U.S. Comparable Restaurant Sales	(1.6)	0.8
International Comparable Restaurant Sales	0.9	4.8

Chili's Domestic[5]	(1.3)	(1.1)
System-wide[6]	(1.1)	(0.5)

1	Comparable restaurant sales includes all restaurants that have been in operation for more than 18 months.
2	Reclassifications have been made between pricing impact, mix-shift and traffic in the prior year to conform with current year classification.
3	Mix shift is calculated as the year over year percentage change in company sales resulting from the change in menu items ordered by guests.
4
Revenues generated by franchisees are not included in revenues on the consolidated statements of comprehensive income; however, we generate royalty revenue and advertising fees based on franchisee revenues, where applicable. We believe including franchise comparable restaurant sales provides investors information regarding brand performance that is relevant to current operations and may impact future restaurant development.

5	Chili's Domestic comparable restaurant sales percentages are derived from sales generated by company-owned and franchise operated Chili's restaurants in the United States.
6	System-wide comparable restaurant sales are derived from sales generated by company-owned Chili’s and Maggiano’s restaurants in addition to the sales generated at franchise operated restaurants.

Quarterly Operating Performance
CHILI’S first quarter company sales decreased 0.7 percent to $648.6 million from $653.1 million in the prior year primarily due to a decline in comparable restaurant sales, partially offset by an increase in restaurant capacity. As compared to the prior year, Chili's restaurant operating margin1 declined. Restaurant expenses, as a percent of company sales, increased due to higher advertising and repairs and maintenance expenses, partially offset by lower workers' compensation insurance expenses. Restaurant labor, as a percent of company sales, increased compared to the prior year due to higher wage rates. Cost of sales, as a percent of company sales, decreased due to increased menu pricing and favorable commodity pricing related to poultry and burger meat, partially offset by unfavorable menu item mix and commodity pricing primarily related to avocados.

MAGGIANO’S first quarter company sales increased 1.6 percent to $88.8 million from $87.4 million in the prior year primarily due to an increase in restaurant capacity, partially offset by a decline in comparable restaurant sales. As compared to the prior year, Maggiano's restaurant operating margin1 improved. Cost of sales, as a percent of company sales, was positively impacted by increased menu pricing and favorable commodity pricing, partially offset by unfavorable menu item mix. Restaurant labor, as a percent of company sales, decreased compared to the prior year due to a lower incentive bonuses, partially offset by higher wage rates. Restaurant expenses, as a percent of company sales, were flat compared to the prior year.
1Restaurant operating margin is defined as Company sales less Cost of sales, Restaurant labor and Restaurant expenses and excludes Depreciation and amortization expenses. (See non-GAAP reconciliation below)

FRANCHISE AND OTHER revenues decreased 4.5 percent to $21.1 million for the first quarter compared to $22.1 million in the prior year. Brinker franchisees generated approximately $331 million in sales2 for the first quarter of fiscal 2017.

2Royalty revenues are recognized based on the sales generated and reported to the company by franchisees.
Other
Depreciation and amortization expense decreased $0.3 million for the quarter primarily due to an increase in fully depreciated assets and restaurant closures, partially offset by depreciation on asset replacements and new restaurant openings.

General and administrative expense decreased approximately $0.6 million primarily due to lower payroll and legal expenses, partially offset by higher performance-based compensation.

On a GAAP basis, the effective income tax rate decreased to 29.5 percent in the current quarter from 31.9 percent in the prior year quarter. Excluding the impact of special items, the effective income tax rate decreased to 30.9 percent in the current quarter compared to 32.1 percent. The effective income tax rates decreased in the current quarter primarily due to lower profits and the impact of tax credits.

Non-GAAP Measures
Brinker management uses certain non-GAAP measures in analyzing operating performance and believes that the presentation of these measures in this release provides investors with information that is beneficial to gaining an understanding of the company’s operating results. Non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.  Reconciliations of these non-GAAP measures are included in the tables below.

Table 2: Reconciliation of net income excluding special items
Q1 17 and Q1 16; $ millions and $ per diluted share after-tax

Brinker believes excluding special items from its financial results provides investors with a clearer perspective of the company’s ongoing operating performance and a more relevant comparison to prior period results. Special items in the first quarter of fiscal 2017 consist primarily of charges related to restaurant closures and information technology restructuring.

	Q1 17	EPS Q1 17	Q1 16	EPS Q1 16
Net Income	23.2	0.42	33.2	0.54
Special items[1]	6.1	0.11	1.7	0.03
Income tax effect related to special items	(2.3)	(0.04)	(0.7)	(0.01)
Special items, net of taxes	3.8	0.07	1.0	0.02
Net Income excluding special items	27.0	0.49	34.2	0.56

1	See footnote "b" to the consolidated statements of comprehensive income for additional details on the composition of these amounts.

Table 3: Calculation of restaurant operating margin and reconciliation to operating income
Q1 17 and Q1 F16; $ millions

Brinker believes presenting restaurant operating margin provides a useful metric by which to evaluate restaurant-level operating efficiency and performance.

	Q1F17	Q1F16
Company sales	737.4	740.5
Cost of sales	192.3	196.6
Restaurant labor	250.6	246.6
Restaurant expenses	196.6	189.2
Restaurant operating margin	97.9	108.1
Divided by company sales	737.4	740.5
Restaurant operating margin as a percent of company sales	13.3%	14.6%

Restaurant operating margin	97.9	108.1
Franchise and other revenues	21.1	22.1
Depreciation and amortization	(38.9)	(39.2)
General and administrative	(32.5)	(33.1)
Other gains and charges	(6.1)	(1.7)
Operating income	41.5	56.2
Divided by total revenues	758.5	762.6
Operating income as a percent of total revenues	5.5%	7.4%

Table 4: Reconciliation of free cash flow
Q1 17; $ millions

Brinker believes presenting free cash flow provides a useful measure to evaluate the cash flow available for reinvestment after considering the capital requirements of our business operations.

Thirteen Week Period Ended Sept. 28, 2016
Cash flows provided by operating activities	66.2
Capital expenditures	(27.1)
Free cash flow	39.1

Guidance Policy
Brinker provides annual guidance as it relates to comparable restaurant sales, earnings per diluted share, excluding special items, and other key line items in the statement of comprehensive income and will only provide updates if there is a material change versus the original guidance.

 Webcast Information
Investors and interested parties are invited to listen to today’s conference call, as management will provide further details of the quarter. The call will broadcast live on Brinker's Web site (www.brinker.com) at 9 a.m. CDT today (Oct. 25). For those who are unable to listen to the live broadcast, a replay of the call will be available shortly thereafter and will remain on Brinker's Web site until the end of the day Nov. 22, 2016.
Additional financial information, including statements of income which detail operations excluding special items, franchise and other revenues, and comparable restaurant sales trends by brand, is also available on Brinker's Web site under the Financial Information section of the Investor tab.

Forward Calendar
- SEC Form 10-Q for the first quarter of fiscal 2017 filing on or before Nov. 7, 2016; and
- Second quarter earnings release, before market opens, Jan. 25, 2017.
About Brinker
Brinker International, Inc. is one of the world’s leading casual dining restaurant companies. Founded in 1975 and based in Dallas, Texas, as of Sept. 28, 2016, Brinker owned, operated, or franchised 1,652 restaurants under the names Chili’s® Grill & Bar (1,601 restaurants) and Maggiano’s Little Italy® (51 restaurants).
Forward-Looking Statements
The statements contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control. Such risks and uncertainties include, among other things, general business and economic conditions, financial and credit market conditions, credit availability, reduced disposable income, the impact of competition, the impact of mergers, acquisitions, divestitures and other strategic transactions, franchisee success, the seasonality of the company’s business, increased minimum wages, increased health care costs, adverse weather conditions, future commodity prices, product availability, fuel and utility costs and availability, terrorist acts, consumer perception of food safety, changes in consumer taste, health epidemics or pandemics, changes in demographic trends, availability of employees, unfavorable publicity, the company’s ability to meet its business strategy plan, acts of God, governmental regulations, inflation, technology failures, and failure to protect the security of data of our guests and teammates, as well as the risks described under the caption “Risk Factors” in our Annual Report on Form 10-K and future filings with the Securities and Exchange Commission.

BRINKER INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share amounts)
(Unaudited)

	Thirteen Week Periods Ended
	Sept. 28, 2016	Sept. 23, 2015
Revenues:
Company sales	$737,410	$740,481
Franchise and other revenues (a)	21,082	22,078
Total revenues	758,492	762,559
Operating costs and expenses:
Company restaurants (excluding depreciation and amortization)
Cost of sales	192,302	196,603
Restaurant labor	250,570	246,577
Restaurant expenses	196,643	189,173
Company restaurant expenses	639,515	632,353
Depreciation and amortization	38,886	39,171
General and administrative	32,537	33,111
Other gains and charges (b)	6,078	1,677
Total operating costs and expenses	717,016	706,312
Operating income	41,476	56,247
Interest expense	8,809	7,767
Other, net	(299)	(273)
Income before provision for income taxes	32,966	48,753
Provision for income taxes	9,733	15,546
Net income	$23,233	$33,207

Basic net income per share	$0.42	$0.55

Diluted net income per share	$0.42	$0.54

Basic weighted average shares outstanding	54,844	60,225

Diluted weighted average shares outstanding	55,576	61,208

Other comprehensive loss:
Foreign currency translation adjustment (c)	$(481)	$(2,805)
Other comprehensive loss	(481)	(2,805)
Comprehensive income	$22,752	$30,402

(a)
Franchise and other revenues primarily includes royalties, development fees, franchise fees, Maggiano's banquet service charge income, gift card breakage and discounts, tabletop gaming revenue, Chili's retail food product royalties and delivery fee income.

(b)	Other gains and charges include:

	Thirteen Week Periods Ended
	Sept. 28, 2016	Sept. 23, 2015
Restaurant closure charges	$2,506	$—
Information technology restructuring	2,491	—
Severance	293	2,159
Acquisition costs	—	580
Gain on the sale of assets, net	—	(1,762)
Other	788	700
	$6,078	$1,677

(c)
The foreign currency translation adjustment included in comprehensive income on the consolidated statements of comprehensive income represents the unrealized impact of translating the financial statements of the Canadian restaurants and the Mexican joint venture from their respective functional currencies to U.S. dollars. This amount is not included in net income and would only be realized upon disposition of the businesses.

BRINKER INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Sept. 28, 2016	June 29, 2016

ASSETS
Current assets	$174,453	$176,774
Net property and equipment (a)	1,028,108	1,043,152
Total other assets	255,965	249,534
Total assets	$1,458,526	$1,469,460
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current installments of long-term debt	$3,848	$3,563
Other current liabilities	421,773	428,880
Long-term debt, less current installments	1,441,979	1,110,693
Other liabilities	141,991	139,423
Total shareholders’ deficit	(551,065)	(213,099)
Total liabilities and shareholders’ deficit	$1,458,526	$1,469,460

(a)
At Sept. 28, 2016, the company owned the land and buildings for 191 of the 1,000 company-owned restaurants. The net book values of the land totaled $143.2 million and the buildings totaled $103.6 million associated with these restaurants.

BRINKER INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Thirteen Week Periods Ended
	Sept. 28, 2016	Sept. 23, 2015
Cash Flows From Operating Activities:
Net income	$23,233	$33,207
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,886	39,171
Stock-based compensation	4,034	4,189
Restructure charges and other impairments	5,150	574
Net loss (gain) on disposal of assets	481	(1,233)
Changes in assets and liabilities	(5,564)	(30,022)
Net cash provided by operating activities	66,220	45,886
Cash Flows from Investing Activities:
Payments for property and equipment	(27,111)	(23,731)
Payment for purchase of restaurants	—	(105,577)
Proceeds from sale of assets	—	2,756
Net cash used in investing activities	(27,111)	(126,552)
Cash Flows from Financing Activities:
Proceeds from issuances of long-term debt	350,000	—
Purchases of treasury stock	(349,963)	(51,061)
Payments on revolving credit facility	(83,000)	—
Borrowings on revolving credit facility	70,000	155,500
Payments of dividends	(18,298)	(18,076)
Payments for deferred financing costs	(9,183)	—
Proceeds from issuances of treasury stock	3,396	1,306
Excess tax benefits from stock-based compensation	1,538	4,752
Payments on long-term debt	(890)	(849)
Net cash (used in) provided by financing activities	(36,400)	91,572
Net change in cash and cash equivalents	2,709	10,906
Cash and cash equivalents at beginning of period	31,446	55,121
Cash and cash equivalents at end of period	$34,155	$66,027

BRINKER INTERNATIONAL, INC.
RESTAURANT SUMMARY

	First Quarter Openings Fiscal 2017	Total Restaurants Sept. 28, 2016	Projected Openings Fiscal 2017
Company-Owned Restaurants:
Chili’s Domestic	2	936	5-6
Chili’s International	—	13	1
Maggiano’s	1	51	2
	3	1,000	8-9
Franchise Restaurants:
Chili’s Domestic	1	317	5-8
Chili's International	4	335	35-40
	5	652	40-48
Total Restaurants:
Chili’s Domestic	3	1,253	10-14
Chili's International	4	348	36-41
Maggiano’s	1	51	2
	8	1,652	48-57

FOR ADDITIONAL INFORMATION, CONTACT:
JOE TAYLOR
INVESTOR RELATIONS
(972) 770-9040

AISHA FLETCHER
MEDIA RELATIONS
media.requests@brinker.com
(800) 775-7290

6820 LBJ FREEWAY
DALLAS, TEXAS 75240